Exhibit 99.1

Contact:	SonoSite:
	Anne Bugge	(425) 951-1378

SONOSITE AND GE RESOLVE FIRST LAWSUIT

BOTHELL, WA --July 31, 2008 -- SonoSite, Inc. (Nasdaq:SONO), the world leader and specialist in hand-carried ultrasound for the point-of-care, today announced that the lawsuit General Electric Company (GE) filed against the company in federal district court in Madison, Wisconsin has been resolved (case no. 07-C-0273). Following the trial court’s summary judgment rulings on July 24, 2008 the parties agreed to dismiss the remaining claims, thereby resolving the entirety of the case in the district court and negating the need for a trial. The parties have retained their rights to appeal the trial court’s decisions of last week.

GE filed the lawsuit against SonoSite on May 15, 2007 alleging that SonoSite infringed six GE patents relating to ultrasound technology.  SonoSite denied infringement and counterclaimed, alleging that GE infringed four of its ultrasound patents and that GE’s patents were invalid. In last week’s rulings, Judge Barbara Crabb ruled in SonoSite’s favor on five of the six patents that GE had asserted.  The court ruled that one of GE’s patents is invalid and that SonoSite products do not infringe the other four GE patents.  The court also ruled in GE’s favor on two of SonoSite’s patents finding that GE did not infringe those two patents.  At that time, the court did not rule on the two remaining SonoSite patents and one remaining GE patent.

“We are very pleased with the successful disposition of this case,” said Kevin M. Goodwin, SonoSite President and CEO. “We have always believed that GE’s allegations of patent infringement were baseless and without merit and the trial court’s July rulings confirmed that. As with this first lawsuit, we strongly believe that there is no legal basis for a second lawsuit that GE filed against us this year in May.  We will proceed firmly ahead to defend our legal rights.”

GE filed the second patent lawsuit against SonoSite in the same federal district court in Madison, Wisconsin on May 22, 2008 seeking to invalidate SonoSite’s U.S patent 5,722, 412 relating to digital ultrasound weighing less than 10 pounds. That case, (no.08-C-298), is scheduled for trial in June 2009 with Judge Crabb presiding.

About SonoSite

SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound.   Headquartered near Seattle, the company is represented by ten subsidiaries and a global distribution network in over 100 countries. SonoSite’s small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.  The company employs over 600 people worldwide.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this press release relating to the market acceptance of our products, possible future sales relating to expected orders, and our future financial position and operating results are “forward-looking statements” for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions. Factors that could affect the rate and extent of market acceptance of our products, the receipt of expected orders, and our financial performance include our ability to successfully manufacture, market and sell our ultrasound systems, our ability to accurately forecast customer demand for our products, our ability to manufacture and ship our systems in a timely manner to meet customer demand, variability in quarterly results caused by the timing of large project orders from governmental or international entities and the seasonality of hospital purchasing patterns, timely receipts of regulatory approvals to market and sell our products, regulatory and reimbursement changes in various national health care markets, constraints in government and public health spending, the ability of our distribution partners and other sales channels  to market and sell our products and any changes to such channels, the impact of patent litigation, our ability to execute our acquisition strategy, the effect of transactions and activities associated with our issuance of senior convertible debt in July 2007 on the market price of our common stock, and as well as other factors contained in the Item 1A. “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.